Exhibit 99.1
Regency Energy Partners Reports Full-Year 2006 Financial Results
Adjusted EBITDA in 2006 Increased by 81% vs. 2005
DALLAS, March 30, 2007 — Regency Energy Partners LP (Nasdaq: RGNC) (“Regency” or the “Partnership”) announced today its financial results for the fourth quarter and year ended December 31, 2006.
For the fourth quarter 2006, adjusted EBITDA more than doubled to $25.5 million from $12.4 million in the fourth quarter 2005. The Partnership reported net income of $6.6 million in the fourth quarter 2006, compared to net income of $1.6 million for the fourth quarter 2005. The fourth-quarter 2006 results included $1.8 million in non-cash gains from risk management activities. Fourth-quarter 2005 results included $3.2 million in non-cash gains from risk management activities.
The Partnership’s full-year 2006 adjusted EBITDA increased 81% to $92.8 million, compared to $51.2 million for the corresponding 2005 period. For the year ended December 31, 2006, the Partnership reported a net loss of $7.2 million, compared to a net loss of $10.9 million in 2005. The 2006 results include the following non-recurring items: $10.8 million loss on debt financing; $6.2 million of non-cash gains from risk management activities; $3.5 million in fees related to the termination of a TexStar long-term management contract (in connection with its acquisition by Regency); $9 million for fees paid to terminate two, long-term management services contracts in connection with Regency’s initial public offering; and $2 million in acquisition expenses related to the acquisition of TexStar. The 2005 net loss included $9.5 million of non-cash losses from risk management activities, and $8.5 million loss resulting from the write-off of debt issuance expense. All results reflect the TexStar acquisition accounted for in a manner similar to a pooling of interests since the acquisition involved entities under common control.
“Regency’s financial results for 2006 were slightly below expectations, primarily as a result of delayed in-service dates for three organic growth projects, all three of which are now in service. With the new projects in service, the earning power of Regency’s business has grown significantly,” said James W. Hunt, Chairman, President and Chief Executive Officer of Regency. “Our operating results continue to increase, as we are currently gathering, processing and transporting over one BCF per day, more than double the company’s volumes when we bought the business.”
In December 2006, Regency completed a private placement of $550 million in seven-year senior notes. The Partnership used the net proceeds from this offering, together with additional borrowings under the revolving credit facility and cash on hand, to repay $550 million in term loans under Regency’s credit facility.

CASH DISTRIBUTIONS
On January 26, 2007, the Partnership announced a cash distribution of 37 cents per unit for the fourth quarter ended December 31, 2006. The distribution was paid on February 14, 2007, to unitholders of record at the close of business on February 7, 2007. This quarterly distribution equates to $1.48 per unit on an annual basis.
For the full year 2006, Regency generated $49.6 million in cash available for distribution, representing coverage of 1.93 times the amount required to cover its distribution to common unitholders, and .98 times the amount required to cover the distribution to the general partner and all limited partners, including subordinated unitholders.
The Partnership makes distribution determinations based on its cash available for distribution and the perceived sustainability of distribution levels over an extended time period. In addition to considering the cash available for distribution generated during the quarter, Regency takes into account cash reserves established with respect to prior distributions, seasonality of results, and its internal forecasts of adjusted EBITDA and cash available for distribution over the extended time period.
ORGANIC GROWTH PROJECTS
Regency continues to focus on growing the business through near-term organic growth projects. In 2006, the Partnership identified and implemented approximately $122 million in growth capital projects. As previously reported, three projects initially scheduled to be in service in the fourth quarter were delayed. All three of these projects — the 200-MMcf/d dewpoint-control facility in Webster Parish, La., the additional compression for the Regency Intrastate Gas System (RIGS), and a pipeline in South Texas — came on-line by early January 2007.
Regency is executing on approximately $55 million of growth capital projects that will be completed in the first half of 2007. These projects include adding a pipeline in South Texas, activating a nitrogen rejection unit at our East Texas Eustace Plant, and electrifying the compression and adding acid gas injection capabilities at our South Texas Tilden Plant.
REVIEW OF SEGMENT PERFORMANCE
Company total adjusted segment margin for Gathering & Processing and Transportation increased by 76% from $88.5 million in 2005 to $155.5 million in 2006.

Gathering & Processing — The Gathering & Processing segment includes the Partnership’s natural gas processing and treating plants, low pressure gathering pipelines, and NGL pipeline activities. Adjusted segment margin for Gathering & Processing, which excludes non-cash hedging gains and losses, was $110.5 million for the year ended December 31, 2006, compared to $72.9 million for the same period in 2005, a 52% increase.
Total throughput volumes for the Gathering & Processing segment averaged 529 thousand MMbtu per day of natural gas, and processed NGLs averaged 19 thousand barrels per day for the year ended December 31, 2006, compared to 345 thousand MMbtu per day of natural gas and 15 thousand barrels for produced NGLs for the full year 2005.
Transportation — The Transportation segment includes the Partnership’s natural gas transportation pipelines and related facilities and activities. Segment margin for Transportation was $45.0 million for the full year 2006, compared to $15.7 million in 2005. Total transportation throughput volumes for the Transportation segment averaged 587 thousand MMbtu per day of natural gas for the full year 2006, compared with 258 thousand MMbtu per day of natural gas for the corresponding period in 2005.
TELECONFERENCE
Regency will hold the quarterly conference call to discuss year-end 2006 results today, March 30, 2007, at 10 a.m. Central Time (11 a.m. Eastern Time). The dial-in number for the call is 1-800-706-7749 in the United States or +1-617-614-3474 outside the United States, pass code 60192076. A live webcast of the call can be accessed on the investor information page of Regency Energy Partners’ Web site at www.regencyenergy.com. The call will be available for replay for seven days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888) pass code 36515217. A replay of the broadcast will also be available on the Partnership’s Web site.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the non-generally accepted accounting principles (“non-GAAP”) financial measures of adjusted EBITDA, cash available for distribution, adjusted segment margin, and adjusted total segment margin, which are key measures of the Partnership’s financial performance. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP

financial measures should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations.
We define Adjusted EBITDA as net income (loss) plus interest expense, net, depreciation and amortization expense, non-cash loss (gain) from risk management activities, non-cash commodity put option expirations and loss on debt refinancing.
Adjusted EBITDA is used as a supplemental performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:

—	financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

—	the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our unitholders and general partner;

—	our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure; and

—	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
In deriving adjusted EBITDA, we made adjustments for two termination fees paid in the first and third quarters of 2006 in consideration for two contracts that the Partnership terminated in connection with respectively, its initial public offering and its acquisition of TexStar. We also made an adjustment for management fees paid under these contracts that we consider to be non-recurring.
Additionally, in deriving adjusted EBITDA for the third and fourth quarters of 2006, we made adjustments for acquisition expenses related to the TexStar transaction. Because TexStar and Regency are controlled by a common owner, we account for the acquisition in a manner similar to the pooling of interests method of accounting which requires Regency to expense acquisition costs that would have been capitalized if purchase accounting had been used.
Our adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate adjusted EBITDA in the same manner.

We define cash available for distribution as adjusted EBITDA:
•	plus non-cash items affecting adjusted EBITDA, such as non-cash unit-based compensation expense related to our Long-Term Incentive Plan (LTIP),

•	minus interest expense,

•	minus maintenance capital expenditures, and

•	plus cash proceeds from asset sales, if any.
Cash available for distribution is used as a supplemental liquidity measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to approximate the amount of Operating Surplus generated by the Partnership during a specific period and to assess our ability to make cash distributions to our unitholders and our general partner. Cash available for distribution is not the same measure as Operating Surplus or Available Cash, both of which are defined in our Partnership agreement.
We define adjusted segment margin as segment operating revenues (including transportation and other service fees) less segment cost of purchases of natural gas and natural gas liquids plus non cash gains (losses) from risk management activities and non-cash commodity put option expirations. Adjusted segment margin is included as a supplemental disclosure because it is a primary performance measure used by management as it represents the results of product purchases and sales, a key component of our operations.
We define adjusted total segment margin as total operating revenues less the cost of purchases of natural gas and natural gas liquids plus non cash gain (losses) from risk management activities and non-cash commodity put option expirations. Our adjusted total segment margin equals the sum of our Gas Gathering and Processing adjusted segment margin and Gas Transportation segment margin.
Our segment margin measures may not be comparable to similarly titled measures of other companies because other entities may not calculate segment margin amounts in the same manner.
Schedules presenting Regency’s consolidated statements of operations, segment margin and operating information by segment, as well as schedules reconciling adjusted EBITDA, cash available for distribution, adjusted segment margin, and adjusted total segment margin to the most directly comparable financial measures calculated and presented in accordance with GAAP are available on Regency’s Web site at www.regencyenergy.com and as an attachment to this document.

This press release may contain forward-looking statements regarding Regency Energy Partners, including projections, estimates, forecasts, plans and objectives. These statements are based on management’s current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include changes in laws and regulations impacting the gathering and processing industry, the level of creditworthiness of the Partnership’s counterparties, the Partnership’s ability to access the debt and equity markets, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership’s transactions, changes in commodity prices, interest rates, demand for the Partnership’s services, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Regency Energy Partners LP (NASDAQ: RGNC) is a growth-oriented, midstream energy partnership that gathers, treats, compresses, processes, transports and markets natural gas and transports and markets natural gas liquids. For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
CONTACT:
Investor Relations:
Shannon Ming
Director, Investor Relations
Regency Energy Partners
214-239-0093
Shannon.ming@regencygas.com
Media Relations:
Elizabeth Browne
Michael & Partners
972-716-0500 x26
ebrowne@michaelpartners.com

Consolidated Statement of Operations

	Three Months Ended Dec. 31,		Year to Date Dec. 31,
	2006	2005	2006	2005
($ in thousands)

REVENUE
Gas sales	$135,338	$204,658	$560,620	$506,278
NGL sales	62,496	59,331	256,672	183,073
Gathering, transportation and other fees	18,008	6,875	60,911	26,735
Related party revenues	504	259	2,160	833
Unrealized/realized gain/(loss) from risk management activities	(537)	(2,352)	(7,709)	(22,243)
Other	6,000	4,182	24,211	14,725

Total revenue	221,809	272,953	896,865	709,401

OPERATING COSTS AND EXPENSES
Cost of gas and liquids	179,473	245,288	738,816	632,342
Related party expenses	(135)	174	1,630	523
Operation and maintenance	11,102	7,883	39,496	24,291
General and administrative	5,440	5,217	22,826	15,039
Management services termination fee	—	—	12,542	—
Transaction expenses	156	—	2,041	—
Depreciation and amortization	11,348	7,095	39,654	23,171

Total operating costs and expenses	207,384	265,657	857,005	695,366

OPERATING INCOME	14,425	7,296	39,860	14,035

OTHER INCOME AND DEDUCTIONS
Interest expense, net	(9,863)	(5,163)	(37,182)	(17,880)
Equity income	135	66	532	312
Loss on debt refinancing	1,686	(756)	(10,761)	(8,480)
Other income and deductions, net	204	137	307	421

Total other income and deductions	(7,838)	(5,716)	(47,104)	(25,627)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	6,587	1,580	(7,244)	(11,592)

DISCONTINUED OPERATIONS
Income from operations of Regency Gas Treating LP (including gain on disposal of $626)	—	—	—	732

NET INCOME (LOSS)	6,587	$1,580	(7,244)	$(10,860)

Less:
Net income from January 1-31, 2006	—		1,564

Net income (loss) for partners	$6,587		$(8,808)

Segment Financial and Operating Data

	Three Months Ended Dec. 31,		Year to Date Dec. 31,
($ in thousands, except where noted)	2006	2005	2006	2005

Gathering and Processing Segment
Financial data
Segment margin (a)	$29,986	$21,761	$113,002	$61,387
Adjusted segment margin	$29,181	$19,242	$110,502	$72,873
Operating data
Throughput (MMbtu/d)	605,181	307,477	529,467	345,398
NGL gross production (BBls/d)	19,480	14,821	18,587	14,883

a)	In the three months ended December 31, 2006 and 2005, segment margin includes non-cash gains of $1.8 million and $3.2 million. For year to date December 31, 2006 and 2005 segment margin includes a non-cash gain of $6.2 million and a non-cash loss of $9.5 million.

	Three Months Ended Dec. 31,		Year to Date Dec. 31,
(in thousands)	2006	2005	2006	2005

Transportation Segment
Financial data:
Segment margin	$12,350	$5,904	$45,047	$15,672
Operating data
Throughput (MMbtu/d)	672,946	274,771	587,098	258,194

Reconciliation of Non-GAAP Measures to GAAP Measures

	Three Months Ended Dec. 31,		Year to Date Dec. 31,
($ in thousands)	2006	2005	2006	2005

Net income (loss)	$6,587	$1,580	$(7,244)	$(10,860)
Interest expense, net	9,863	5,163	37,182	17,880
Depreciation and amortization	11,348	7,095	39,654	23,171

EBITDA (a)	$27,798	$13,838	$69,592	$30,191
Non-cash loss (gain) from risk management activities	(1,812)	(3,182)	(6,158)	9,530
Non-cash put option expiration	1,007	663	3,658	1,956
Acquisition expenses	156	—	2,041	—
Loss on debt financing	(1,686)	756	10,761	8,480
Management services termination fee	—	—	12,542	—
Allocated other income/expense	15	—	15	—
Management fee	—	313	360	1,073

Adjusted EBITDA	$25,478	$12,388	$92,811	$51,230

a)	Earnings before interest, taxes, depreciation and amortization

Reconciliation of “cash available for distribution” to net cash flows provided by (used in) operating activities and to net loss

Three Months Ended
($ in thousands)	Dec. 31, 2006

Net cash flows provided by (used in) operating activities	$11,154
Add (deduct):
Depreciation and amortization	(11,320)
Loss on debt refinancing	1,686
Risk management portfolio value changes	745
Equity income	135
Unit based compensation expenses	(954)
Accounts receivable	4,395
Other current assets	(216)
Accounts payable and accrued liabilities	(1,940)
Accrued taxes payable	812
Other current liabilities	771
Proceeds from the early termination of interest rate swaps	(1,390)
Amount of swap termination proceeds reclassified to earnings	3,862
Other assets	(884)
Other liabilities	(269)

Net income	$6,587

Add:
Interest expense, net	9,863
Depreciation and amortization	11,348

EBITDA	$27,798

Add (deduct):
Non-cash gain from risk management activities	(1,812)
Non-cash put option expiration	1,007
Acquisition expenses	156
Loss on debt refinancing	(1,686)
Allocated other income/expense	15

Adjusted EBITDA	$25,478

Add (deduct):
Unit based compensation expenses	954
Interest expense	(11,934)
Maintenance capital expenditures	(1,924)
Adjustment for other non-cash items	630

Cash available for distribution	$13,204

Non-GAAP Adjusted Segment Margin to GAAP Net Income (Loss )

	Three Months Ended Dec. 31,		Year to Date Dec. 31,
($ in thousands)	2006	2005	2006	2005

Net income (loss)	$6,587	$1,580	$(7,244)	$(10,860)
Add:
Related party expenses	(135)	174	1,630	523
Operation and maintenance	11,102	7,883	39,496	24,291
General and administrative	5,440	5,217	22,826	15,039
Management services termination fee	—	—	12,542	—
Transaction expenses	156	—	2,041	—
Depreciation and amortization	11,348	7,095	39,654	23,171
Interest expense, net	9,863	5,163	37,182	17,880
Loss on debt refinancing	(1,686)	756	10,761	8,480
Equity income	(135)	(66)	(532)	(312)
Other income and deductions, net	(204)	(137)	(307)	(421)
Discontinued operations	—	—	—	(732)

Total Segment Margin	$42,336	$27,665	$158,049	$77,059
Non-cash loss (gain) from risk management activities	(1,812)	(3,182)	(6,158)	9,530
Non-cash put option expiration	1,007	663	3,658	1,956

Adjusted Total Segment Margin	$41,531	$25,146	$155,549	$88,545
Transportation segment margin	(12,350)	(5,904)	(45,047)	(15,672)

Adjusted Segment Margin for Gathering and Processing	$29,181	$19,242	$110,502	$72,873